Contact:

ANGELIKI FRANGOU
Chairman, Chief Executive Officer and
President
International Shipping Enterprises, Inc.
(516) 240-8025

FOR IMMEDIATE RELEASE

                    INTERNATIONAL SHIPPING ENTERPRISES, INC.
                        COMPLETES INITIAL PUBLIC OFFERING

      GARDEN CITY, NEW YORK, December 16, 2004 - International Shipping Enterprises, Inc. (OTC Bulletin Board: ISHPU) announced today that its initial public offering of 32,775,000 units, including 4,275,000 units subject to the underwriters' over-allotment option, was consummated. Each unit consists of one share of common stock and two warrants. The units were sold at an offering price of $6.00 per unit, generating gross proceeds of $196,650,000 to the Company. Sunrise Securities Corp. acted as managing underwriter for the initial public offering. A copy of the prospectus may be obtained from Sunrise Securities Corp., 641 Lexington Avenue, 25th Floor, New York, New York 10022.

      Audited financial statements as of December 16, 2004 reflecting receipt of the proceeds upon consummation of the initial public offering have been issued by the Company and are included as Exhibit 99.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission.

      The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Company is detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

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